PROFESSIONAL SERVICES AGREEMENT

This Agreement is to be effective as of April 1, 2011.

BETWEEN:

Kelso Technologies Inc. ("The Company")

AND:

Neil Gambow ("Gambow")

WHEREAS: Gambow is a an executive engineer and businessman and is currently the Chief Executive Officer and President of Kelso Technologies (USA) Inc., a wholly-owned subsidiary of the Company. Gambow specializes in the commercial development, marketing, sales production and distribution of industrial products to the railroad industry.

WHEREAS: The Company is a publicly traded company in good standing on the TSX Venture Exchange under the trading symbol: KLS. Kelso, under the guidance of Gambow and the Company's CEO of the Company, has become financially solvent and has been able to secure the necessary resources required to pursue Kelso's business ambitions. The proprietary technologies aimed at the transportation industry are believed to have significant commercial value. With continuity of management and access to capital these technologies can be exploited successfully in the marketplace.

The Company wishes to continue with its current management team and its business plan to exploit its technologies commercially.

The Company requires specialized business development and public company expertise to ensure the Company's survival and future capability.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed that:

1. The Company hereby engages Gambow on a non-exclusive "best efforts" basis and Gambow agrees to perform the following services on a "best efforts" basis to execute a strategic plan to grow the Company's business and value on behalf of the shareholders of the Company:

- Act as Director of the Company;
- Act as Chief Executive Officer and President of Kelso Technologies (USA) Inc. ("Kelso USA");
- Manage the development of industrial products based on the Company's patents;
- Build and manage a business infrastructure from which to market, sell, produce and distribute the Company's industrial products to the transportation industry;
- Establish profitability to enhance the corporate value of the Company on behalf of the shareholders;
- Assist in all corporate communications including press releases, financial reports, management and discussion analysis and investor presentations;
- Create business targets and budgets to exploit the Company's technology opportunities;

- Formulate development strategies including access to new equity capital programs, merger and acquisition plans, business proposals and all matters aimed at the enhancement and growth of the Company's business; and

- Assist in the creation of corporate communications including press releases, Management's Discussion & Analysis, other regulatory filings and corporate correspondence as required by the policies and guidelines of the TSX Venture Exchange.

2. The Company hereby agrees to pay Gambow as remuneration for the services to be provided hereunder for the following fee schedule:

(a) US$10,000.00 monthly, to be paid on or before the 1st day of the month from April 1, 2011 to March 31, 2012;

(b) US$12,500.00 monthly from April 1, 2012 to March 31, 2013;

(c) US$15,000.00 monthly from April 1, 2013 to March 31, 2014;

(d) annual bonus calculated at one-third (1/3) of 10% of the net profit as determined by the auditor of the Company; and

(e) an additional stock option for 100,000 common shares at an exercise price acceptable to the TSX Venture Exchange.

3. Gambow represents and warrants that it has the core competencies, qualifications, experience and capabilities necessary to carry out the services to be performed hereunder, and that the services will be performed to a high standard of care, skill and diligence. Gambow has a Personal Information Form (PIF) on file.

4. Each party to this Agreement is responsible for informing itself of and complying with all applicable federal, provincial and applicable securities laws and the policies of the TSX Venture Exchange. In particular, Gambow will ensure that without Company's approval it does not disclose confidential information of the Company and does not trade or allow trades of Company securities while in possession of confidential non-public information regarding the Company.

5. The Company will pay all business expenses incurred by Gambow on behalf of the Company. The Company agrees to pay invoices for fees and expenses when rendered.

6. Gambow will not be liable for any information or documentation supplied by the Company including any material developed by Gambow that is verified and accepted by the Company, and will be indemnified and saved harmless by the Company from any claims, proceedings, costs, fines, damages, expenses, and losses arising from such information or documentation. In performing the services hereunder, Gambow shall comply at its expense with all applicable laws, including without limitation applicable securities laws. Gambow hereby agrees to indemnify and hold the Company harmless from any liability, loss, expense, damage, claim, suit, action or proceeding which may arise out of Gambow's failure to so comply. This indemnity shall survive the termination of this Agreement and any termination of services by Gambow.

7. The Company shall provide Gambow with all information about the Company, such as financial statements, business plans, news releases, material change reports, offering documents, filing statements, promotional information, and other similar relevant documentation as may be reasonably necessary to complete and perform the services hereunder. The Company will ensure that Gambow has up to date information within a reasonable time frame after such information being available. The Company acknowledges and agrees that the purpose of this disclosure is for the use by Gambow in performing services under this Agreement, and Gambow may rely on and assume the accuracy of the information, and is not obligated to assess the financial viability of, or verify factual information about the Company provided to Gambow.

8. Services to be performed under this Agreement shall commence on April 1, 2011 and shall continue for thirty-six (36) months notwithstanding that this Agreement can be cancelled at any time with thirty (30) days written notice by either party. In the event the Company cancels the Agreement the Company agrees to provide Gambow with a final payment of three months (3) of applicable monthly fees and any unpaid expenses.

9. Unless permitted by resolution of the Directors of the Company, Gambow shall not, during the term of this Agreement or any time thereafter, use for its own purpose other than those of the Company, any intellectual property of knowledge or confidential information of any kind whatsoever it may acquire in relation to the Company's business or the business of its subsidiaries, and such shall be and remain the property of the Company.

10. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other addresses as to which notice pursuant to this section may be given. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Neil Gambow at:

And to the Company at:

Kelso Technologies Inc.
7773 – 118A Street
North Delta, BC, V4C 6V1

11. Each of the parties hereby covenants and agrees that at any time and from time to time it will, upon the request of the other party, do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this Agreement.

12. This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, representations, warranties, statements, promises, information, arrangements, whether oral or written, express or implied.

13. No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

14. This Agreement, and all covenants, terms and provisions contained herein, shall be binding upon and insure to the benefit of the parties hereto and to their respective successors and assigns, except that nothing herein shall be deemed to authorise Gambow to assign this Agreement other than to an entity owned or controlled by the present owners of Gambow.

15. This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

16. This Agreement will be governed by and be construed in accordance with the laws of British Columbia, Canada.

17. Time is of the essence of this Agreement.

EXECUTED IN THE CITY OF KELOWNA AND VANCOUVER ON MARCH 31, 2011.

NEIL GAMBOW

/s/ Neil Gambow
Neil Gambow

On behalf of the Board of Directors of KELSO TECHNOLOGIES INC.

/s/ James R. Bond
James R. Bond, Director, CEO and President

/s/ William Troy
William Troy, Director